SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2004 (July 31, 2004)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One CityPlace Drive, Suite 300, St. Louis, Missouri 63141

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

Item 2.01 Completion of Acquisition or Disposition of Assets

     On July 31, 2004, Arch Coal, Inc. (the “Company”) consummated its purchase of the 35% membership interest in Canyon Fuel Company, LLC (“Canyon Fuel”) owned by Itochu Coal International Inc, for a contract price of $112 million, financed as described below. The amount of the consideration was determined through arm’s length negotiation. The remaining 65% membership interest in Canyon Fuel is held by the Company’s subsidiary, Arch Western Bituminous Group LLC. The source of funds used to effect the cash portion of the purchase price was the Company’s working capital.

	Financed With
(in millions)	Cash	Note	Total
Contract price	$90.0	$22.0	$112.0
Discount to bring non-interest bearing note* to present value	—	(3.8)	(3.8)
Cash acquired	(9.8)	—	(9.8)

Net purchase price	$80.2	$18.2	$98.4

*	$22 million note payable to seller over five years, discounted to present value at 7%

     The Company hereby amends its Current Report on Form 8-K originally filed with the United States Securities and Exchange Commission (the “SEC”) on August 13, 2004 relating to the acquisition of the 35% membership interest in Canyon Fuel to include the financial statements of the business acquired, the pro forma financial information and related exhibits as set forth below. The pro forma financial information set forth below gives effect to (i) the Company’s acquisition of the 35% membership interest in Canyon Fuel and (ii) the Company’s acquisition of Vulcan Coal Holdings, L.L.C. (“Vulcan”) and sale of Vulcan’s Buckskin mine, as described in the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2004.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial statements of business acquired.

     The Company hereby incorporates by reference the audited consolidated financial statements of Canyon Fuel for the year ended December 31, 2003, including the auditor’s report and notes included therein, that are included in Exhibit 99.1 of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2003.

Page
Condensed Balance Sheet as of June 30, 2004 (Unaudited)	F-1
Condensed Statements of Operations for the six months ended June 30, 2004 and 2003 (Unaudited)	F-2

Page
Condensed Statements of Cash Flows for the six months ended June 30, 2004 and 2003 (Unaudited)	F-3
Notes to Condensed Financial Statements (Unaudited)	F-4

     (b) Pro forma financial information (Unaudited)

Pro Forma Background and Introduction	P-1
Unaudited Pro Forma Condensed Consolidated Balance Sheet for the Company, Canyon Fuel and Vulcan as of June 30, 2004	P-8
Unaudited Pro Forma Statements of Operations for the Company, Canyon Fuel and Vulcan for the Six Months Ended June 30, 2004	P-10
Unaudited Pro Forma Statements of Operations for the Company, Canyon Fuel and Vulcan for the Year Ended December 31, 2003	P-11

     (c) Exhibits.

1.1	Purchase and Sale Agreement dated as of July 14, 2004 by and among ITOCHU Coal International Inc., ITOCHU Corporation, and Arch Coal, Inc. (incorporated herein by reference to Exhibit 1.1 to the Current Report on Form 8-K filed by Arch Coal, Inc. on August 13, 2004).

Canyon Fuel Company, LLC

Condensed Balance Sheet

Unaudited

(In thousands)

June 30,
2004
Assets
Current assets:
Cash and cash equivalents	$28,023
Trade receivables	15,022
Other receivables	5,161
Inventories	30,190
Other	4,962

Total current assets	83,358
Property, plant and equipment, net	297,343
Other assets:
Prepaid royalties	13,664
Other	777

Total other assets	14,441

Total assets	$395,142

Liabilities and members’ equity
Current liabilities:
Accounts payable	$22,312
Accrued expenses	6,686

Total current liabilities	28,998
Accrued postretirement benefits other than pension	8,318
Asset retirement obligations	11,070
Accrued workers’ compensation	6,168
Other non-current liabilities	5,285

Total liabilities	59,839
Members’ equity	335,303

Total liabilities and members’ equity	$395,142

See notes to condensed financial statements.

Canyon Fuel Company, LLC

Condensed Statements of Operations

Unaudited

(In thousands)

	Six Months Ended June 30,
	2004	2003
Revenues	$122,708	$121,483
Costs and expenses:
Cost of coal sales	110,663	96,497
Amortization of coal supply agreements	–	2,243
Fees to members	4,136	4,444

	114,799	103,184

Income from operations	7,909	18,299
Interest income, net:
Interest expense	–	(1)
Interest income	43	50

	43	49

Income before cumulative effect of accounting change	7,952	18,348
Cumulative effect of accounting change	–	(2,446)

Net income	$7,952	$15,902

See notes to condensed financial statements.

Canyon Fuel Company, LLC

Condensed Statements of Cash Flows

Unaudited

(In thousands)

	Six Months Ended June 30,
	2004	2003
Operating activities
Net income	$7,952	$15,902
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	16,322	22,291
Prepaid royalties expensed	696	3,526
Accretion on asset retirement obligations	487	451
Net gain on disposition of assets	(217)	(2)
Cumulative effect of accounting change	–	2,446
Changes in operating assets and liabilities	(1,259)	(11,746)
Other	849	1,415

Cash provided by operating activities	24,830	34,283
Investing activities
Capital expenditures	(3,893)	(8,754)
Proceeds from dispositions of capital assets	217	19
Additions to prepaid royalties	–	(88)

Cash used in investing activities	(3,676)	(8,823)
Financing activities
Members’ contributions	16,000	13,000
Cash distributions to members	(9,280)	(37,875)

Cash provided by (used in) financing activities	6,720	(24,875)

Increase in cash and cash equivalents	27,874	585
Cash and cash equivalents, beginning of period	149	84

Cash and cash equivalents, end of period	$28,023	$669

See notes to condensed financial statements.

Canyon Fuel Company, LLC

Notes to Condensed Financial Statements (Unaudited)

June 30, 2004

1. The Company

The accompanying unaudited Condensed Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and Securities and Exchange Commission regulations, but are subject to any year-end adjustments that may be necessary. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Results of operations for the period ended June 30, 2004 are not necessarily indicative of results to be expected for the year ending December 31, 2004. These financial statements should be read in conjunction with the audited financial statements and related notes thereto as of and for the year ended December 31, 2003 included in Arch Coal, Inc.’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

Canyon Fuel Company, LLC (the Company) is a joint venture between Arch Western Resources, LLC (Arch Western) (65% ownership as of June 30, 2004) and ITOCHU Coal International Inc. (ITOCHU) (35% ownership as of June 30, 2004). The owners of the Company are referred to herein as the “Members.” Subsequent to June 30, 2004, Arch Coal, Inc. (Arch Coal) acquired ITOCHU’s 35% membership interest.

The Company operates one reportable segment: the production of steam coal from deep mines in Utah for sale primarily to utility companies in the United States. Net profits and losses and distributions of the Company’s earnings are allocated to the Members based on their respective ownership percentage.

During the first half of 2004, the Company idled its Skyline Mine and incurred severance costs of $3.2 million for the six months ended June 30, 2004. The Company anticipates increasing production from its other two mines to make up a portion of the scheduled production decrease associated with the idling.

2. Asset Retirement Obligations

On January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (FAS 143). FAS 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at fair value at the time the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. Previously, the Company accrued for the expected costs of these obligations over the estimated useful mining life of the property.

Canyon Fuel Company, LLC

Notes to Condensed Financial Statements (Unaudited) (Continued)

June 30, 2004

2. Asset Retirement Obligations (continued)

The cumulative effect of the change on prior years resulted in a charge to income of $2.4 million, which is included in the Company’s results of operations for the six months ended June 30, 2003.

The following table describes the changes to the Company’s asset retirement obligation for the six months ended June 30, 2004 and 2003:

	Six Months
	Ended June 30,
	2004	2003
	(In thousands)
Balance at January 1 (including current portion)	$10,583	$4,851
Impact of adoption	—	4,968
Accretion expense	487	452
Liabilities settled	—	—

Balance at June 30	11,070	10,271
Current portion included in accrued expenses	—	—

Long-term liability	$11,070	$10,271

3. Other Comprehensive Income

Comprehensive income represents changes in Members’ equity from non-owner sources. For the period ended June 30, 2004, minimum pension liability adjustments were the only item of other comprehensive income.

	Six Months
	Ended June 30,
	2004	2003
	(In thousands)
Net income (as reported)	$7,952	$15,902
Minimum pension liability adjustment	178	—

Total comprehensive income	$8,130	$15,902

Canyon Fuel Company, LLC

Notes to Condensed Financial Statements (Unaudited) (Continued)

June 30, 2004

4. Employee Benefit Plans

Defined Benefit Pension and Other Postretirement Benefit Plans

Essentially all of the Company’s employees are covered by a defined benefit pension plan sponsored by the Company. The benefits are based on years of service and the employee’s compensation, primarily during the last five years of service. The funding policy for the pension plan is to make annual contributions as required by applicable regulations.

The Company also provides certain postretirement medical and life insurance benefits to substantially all employees who retire with the Company. The Company has the right to modify the plans at any time. The Company’s current policy is to fund the cost of postretirement medical and life insurance benefits as they are paid.

Components of Net Periodic Benefit Cost

The following table details the components of pension and other postretirement benefit costs:

	Pension benefits		Other postretirement benefits
Six Months Ended June 30,	2004	2003	2004	2003
		(In thousands)
Service cost	$986	$982	$169	$254
Interest cost	454	410	237	223
Expected return on plan assets*	(560)	(474)	—	—
Other amortization and deferral	322	309	(47)	(183)

	$1,202	$1,227	$359	$294

* The Company does not fund its other postretirement liabilities.

Canyon Fuel Company, LLC

Notes to Condensed Financial Statements (Unaudited) (Continued)

June 30, 2004

4. Employee Benefit Plans (continued)

Cash Flows

The Company previously disclosed in its financial statements for the year ended December 31, 2003 that it expected to contribute approximately $3.3 million to its pension plan in 2004. During the period ended June 30, 2004, the Company contributed approximately $1.3 million to the plan. The Company presently anticipates contributing additional amounts of approximately $2.0 million to the pension plan in the second half of 2004.

Impact of Medicare Prescription Drug, Improvement and Modernization Act of 2003

On December 8, 2003, the President signed into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act). The Act introduces a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree heath care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In May 2004, the Financial Accounting Standards Board issued FASB Staff Position FAS 106-2, Accounting and Disclosure Requirements related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“FSP 106-2”). The Company has included the effects of the Act in its financial statements for the quarter ending June 30, 2004 in accordance with FSP 106-2. Implementation of FSP 106-2 did not result in a material change in the Company’s postretirement benefit obligation or its anticipated postretirement medical expenses.

5. Inventories

Inventories consist of the following:

As of
June 30, 2004
(In thousands)
Coal	$19,459
Supplies, net of allowance	10,731

$30,190

Canyon Fuel Company, LLC

Notes to Condensed Financial Statements (Unaudited) (Continued)

June 30, 2004

6. Related Party Transactions

As described in Note 1, 65% of the Company is owned by Arch Western. Arch Western acts as the Company’s managing Member. The Company pays administration and production fees to Arch Western for managing the Company’s operations. These fees were $4.1 million and $4.4 million for the six months ended June 30, 2004 and 2003, respectively. The Company has a payable balance to its Members of $6.4 million at June 30, 2004.

7. Contingencies

The Company is the subject of or party to a number of pending or threatened legal actions. On the basis of management’s best assessment of the likely outcome of these actions, expenses or judgments arising from any of these suits are not expected to have a material adverse effect on the Company’s operations, financial position or cash flows.

The Company is not aware of any events of noncompliance with environmental laws and regulations. The exact nature of environmental issues and costs, if any, which the Company may encounter in the future cannot be predicted, primarily because of the changing character of environmental requirements that may be enacted by governmental agencies.

8. Reclassifications

Certain amounts in the prior years’ financial statements have been reclassified to conform to the classifications in the current year’s financial statements with no effect on previously reported net income or members’ equity.

Arch Coal, Inc.

Pro Forma Background and Introduction (Unaudited)

BASIS OF PRESENTATION

On July 31, 2004, Arch Coal acquired a 35% interest in Canyon Fuel Company, LLC (“Canyon Fuel”) for a contract price of $112 million. Prior to this acquisition, Canyon Fuel was a joint venture owned 65% by Arch Western Resources, LLC (a subsidiary of Arch Coal) and 35% by ITOCHU Coal International Inc. The contract price was paid in the form of cash of $90 million paid upon closing and a five-year, $22 million non-interest bearing note. The present value of the obligation under the note totals $18.2 million.

On August 20, 2004, Arch Coal acquired (1) Vulcan Coal Holdings, L.L.C., which owns all of the common equity of Triton Coal Company, LLC (“Triton”), and (2) all of the preferred units of Triton, for an aggregate purchase price of $376.0 million, including acquisition costs. The final purchase price is subject to a working capital adjustment. Prior to the acquisition, Triton operated two mines (North Rochelle and Buckskin) in the Powder River Basin in Wyoming. Upon acquisition, Arch Coal sold the Buckskin mine to Peter Kiewet and Sons’ Inc. for $72.9 million. The net purchase price was financed with cash on hand, the proceeds from a $100 million term loan, and borrowings under Arch Coal’s revolving credit facility.

The acquisitions will be accounted for under the purchase method of accounting in accordance with FASB Statement No. 141. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The accompanying unaudited pro forma condensed consolidated financial information reflects the combination of Arch Coal’s historical assets and liabilities (including its 65% investment in Canyon Fuel), the fair value of the 35% interest in the assets and liabilities of Canyon Fuel, and the fair value of the acquired assets and liabilities of Vulcan. The fair values of the acquired assets and liabilities are based on Arch Coal management’s preliminary estimates. These estimates are subject to change pending a final analysis of the value of the assets acquired and liabilities assumed. Arch Coal management is in the process of obtaining independent appraisals of the value of the assets acquired and liabilities assumed. The amounts assigned to certain assets and liabilities, including inventories, property, plant and equipment (including mineral reserves), and sales contracts are subject to change pending the results of the appraisals.

Prior to the acquisition of the 35% interest of Canyon Fuel, Arch Coal accounted for its 65% interest under the equity method due to certain super-majority voting rights in Canyon Fuel’s joint venture agreement. Arch Coal’s equity investment in Canyon Fuel included purchase adjustments primarily related to reductions in amounts assigned to sales contracts, mineral reserves and other property, plant and equipment. These adjustments are reflected in the column “Effect of Arch Coal’s Historical Basis” in the accompanying pro forma financial information.

Arch Coal, Inc.

Pro Forma Background and Introduction (Unaudited) (Continued)

The unaudited pro forma condensed combined financial statements are presented based on the assumption and adjustments described in the accompanying notes. The unaudited pro forma condensed combined statements of operations do not purport to represent what Arch Coal’s results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. Pro forma adjustments to the unaudited pro forma condensed combined financial statements do not reflect potential cost saving opportunities, including the elimination of duplicative selling, general and administrative expenses.

PRO FORMA ADJUSTMENTS

Canyon Fuel Company

(A)	The Columns labeled “Standalone” in the pro forma balance sheet and income statements represent Canyon Fuel historical financial information on a historical basis. These columns do not reflect any purchase adjustments related to Arch Coal’s 1998 purchase of a 65% interest in Canyon Fuel.

(B)	The Columns labeled “Effect of Arch Coal’s Historical Basis” represent purchase adjustments recorded by Arch Coal upon its 1998 acquisition of the 65% interest in Canyon Fuel. Prior to the acquisition of the 35% interest of Canyon Fuel, the effects of these purchase adjustments were recorded as part of Arch Coal’s equity investment in Canyon Fuel and Arch Coal’s income from its equity investment in Canyon Fuel. These columns reflect the reclassification of these amounts from the equity investment and income from equity investment accounts to the appropriate accounts upon consolidation of Canyon Fuel into Arch Coal’s financial statements.

Balance Sheet

(1)	The purchase price, purchase price allocation, and financing of the transaction are summarized as follows (in thousands):

Arch Coal, Inc.

Pro Forma Background and Introduction (Unaudited) (Continued)

Purchase price paid as:
Cash	$90,000
Note payable to ITOCHU, at fair value	18,204

Total purchase consideration	108,204

Allocated to:
Historical book value of the 35% interest in Canyon Fuel’s assets and liabilities	$117,356
Adjustments to reflect assets and liabilities at fair value:
Inventories	504
Coal supply agreements	(22,206)
Accrued postretirement benefits	649
Accrued black lung benefits	515
Accrued pension	(1,414)
Non-current liabilities (minimum pension liability)	1,008

Total allocation	96,412

Excess purchase price over allocation to identifiable assets and liabilities – assigned to mineral reserves	$11,792

(2)	To reflect the elimination of Arch Coal’s 65% equity investment in Canyon Fuel. Canyon Fuel will now be consolidated in Arch Coal’s financial statements.

(3)	To eliminate the effects of intercompany transactions between Canyon Fuel and Arch Coal.

(4)	To reflect the elimination of the members’ equity accounts of Canyon Fuel.

Statements of Operations

(5)	To reflect additional depletion for the portion of the purchase price recorded as mineral reserves. Depletion is recorded on a units-of-production basis over the life of the mineral reserves acquired.

(6)	To reflect additional expense resulting from the sale of inventories that were written up to fair value at the acquisition date.

Arch Coal, Inc.

Pro Forma Background and Introduction(Unaudited) (Continued)

(7)	To eliminate general and administrative fees paid by Canyon Fuel to Arch Western Resources.

(8)	To eliminate the effects of intercompany transactions between Canyon Fuel and Arch Coal (primarily sales of equipment from Canyon Fuel to Arch Coal subsidiaries).

(9)	To reflect recognition of the value attributed to below-market coal supply agreements over the remaining terms of the contracts.

(10)	To eliminate income from Arch Coal’s 65% equity investment in Canyon Fuel. Canyon Fuel’s results will now be consolidated into Arch Coal’s financial statements.

(11)	To reflect interest expense attributable to the portion of the purchase price financed by the $22 million note.

(12)	Tax effects are recorded assuming a 24% rate consisting of an alternative minimum tax rate of 20% and an average state tax rate of 4%.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

There were no material adjustments required to conform the accounting policies of Arch Coal and Canyon Fuel. Certain amounts have been reclassified to conform to Arch Coal’s financial statement presentation.

Vulcan Coal Holdings

Balance Sheet

(13)	The purchase price, purchase price allocation, and financing of the transaction are summarized as follows (in thousands):

Arch Coal, Inc.

Pro Forma Background and Introduction(Unaudited) (Continued)

Purchase price paid as:
Cash	$254,000
Proceeds from the sale of the Buckskin Mine	(72,900)

Net cash	181,100
Borrowings under Arch Western Resources’ Term Loan	100,000
Borrowings from Arch Coal’s Revolving Credit Facility	22,000

Total purchase consideration	303,100

Allocated to:
Historical book value of Vulcan’s assets and liabilities (excluding liabilities satisfied at closing and Buckskin Mine assets and liabilities sold)	$95,676
Adjustments to conform Vulcan’s accounting policies to those of Arch Coal:
Inventories (deferred stripping)	(13,941)
Adjustments to reflect assets and liabilities at fair value:
Inventories	4,481
Property, plant and equipment (related to asset retirement obligations)	17,520
Coal supply agreements	3,975
Other non-current assets (deferred financing costs)	(3,276)
Accrued expenses (severance accruals)	(5,502)
Accrued postretirement benefits	2,272
Accrued black lung benefits	(643)
Accrued pension	(1,700)
Asset retirement obligations	2,270

Total allocation	101,132

Excess purchase price over allocation to identifiable assets and liabilities – assigned to mineral reserves	$201,968

Arch Coal, Inc.

Pro Forma Background and Introduction(Unaudited) (Continued)

(14)	To reflect assets and liabilities of the Buckskin mine that were sold in conjunction with the acquisition.

(15)	To reflect liabilities that were satisfied at closing as part of the purchase price.

(16)	To reflect liabilities incurred in connection with terminating Vulcan employees as a result of the acquisition.

(17)	To reflect the elimination of deferred financing costs that had been capitalized by Vulcan. These costs relate to debt that was satisfied as part of the purchase price.

(18)	To reflect the elimination of the members’ equity and minority interest accounts of Vulcan.

Statements of Operations

(19)	To reflect revenues and costs related to the Buckskin mine, which was sold in conjunction with the acquisition.

(20)	To reflect additional depletion on the portion of the purchase price recorded as mineral reserves. Depletion is recorded on a units-of-production basis over the life of the mineral reserves acquired.

(21)	To reflect additional expense resulting from the sale of inventories that were written up to fair value at the acquisition date.

(22)	To reflect amortization of the value attributed to above-market coal supply agreements over the remaining terms of the contracts.

(23)	To eliminate interest expense and the amortization of deferred financing costs related to debt that was satisfied as part of the purchase price.

(24)	To reflect additional interest expense on Arch Coal’s borrowings under its revolving credit agreement and Arch Western’s term loan at a weighted average rate of interest of approximately 5%.

(25)	Tax effects are recorded assuming a 24% rate consisting of an alternative minimum tax rate of 20% and an average state tax rate of 4%.

(26)	To eliminate minority interest of Vulcan, as Arch Coal owns 100% of Vulcan’s equity interests.

Arch Coal, Inc.

Pro Forma Background and Introduction (Unaudited) (Continued)

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

Except as noted in (13) above, there were no material adjustments required to conform the accounting policies of Arch Coal and Vulcan. Certain amounts have been reclassified to conform to Arch Coal’s financial statement presentation.

Arch Coal, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2004
(In thousands)

	Historical				Pro Forma Adjustments
			Effect of
			Arch	Vulcan			Vulcan
			Coal’s	Coal	Canyon		Coal		Arch Coal,
	Arch	Stand	Historical	Holdings,	Fuel		Holdings		Inc. Pro
	Coal, Inc.	Alone	Basis	LLC	Purchase		Purchase		Forma
Assets
Current assets
Cash and cash equivalents	$296,300	$28,023		$5,133	$(90,000	)(1)	$(181,100	)(13)	$58,356
Trade receivables	155,483	15,022		17,389					187,894
Other receivables	33,284	5,161		—	(5,675	)(3)			32,770
Inventories	83,306	30,190	(2,492)	32,613	504	(1)	(12,672	)(14)	121,989
							4,481	(13)
							(13,941	)(13)
Prepaid royalties	2,880	—		—					2,880
Deferred income taxes	10,700	—		—					10,700
Other	24,364	4,962		2,443					31,769

Total current assets	606,317	83,358	(2,492)	57,578	(95,171)		(203,232)		446,358

Property, plant and equipment, net	1,312,760	297,343	(48,649)	241,800	11,792	(1)	(113,991	)(14)	1,920,543
							17,520	(13)
							201,968	(13)

Other assets
Prepaid royalties	87,397	13,664	(8,764)	—					92,297
Coal supply agreements	5,160	—	—	—			3,975	(13)	9,135
Deferred income taxes	249,240	—	—	—					249,240
Equity investments	158,042	—	—	—	(158,042	)(2)			—
Other	79,433	777	—	14,190			(3,276	)(17)	91,124

	579,272	14,441	(8,764)	14,190	(158,042)		699		441,796

Total assets	$2,498,349	$395,142	$(59,905)	$313,568	$(241,421)		$(97,036)		$2,808,697

Arch Coal, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2004
(In thousands)

	Historical				Pro Forma Adjustments
			Effect of
			Arch	Vulcan
			Coal’s	Coal	Canyon		Vulcan Coal		Arch Coal,
	Arch	Stand	Historical	Holdings,	Fuel		Holdings		Inc. Pro
	Coal, Inc.	Alone	Basis	LLC	Purchase		Purchase		Forma
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$108,226	$22,312	$—	$18,105	$(5,675	)(3)			$142,968
Accrued expenses	164,138	6,686	—	91,730					202,812
							(65,244	)(15)
							5,502	(16)
Other current liabilities	—	—	—	3,562			(1,711	)(14)	1,851
Current portion of debt	—	—	—	51,181			(49,570	)(15)	1,611

Total current liabilities	272,364	28,998	—	164,578	(5,675)		(111,023)		349,242
Long-term debt	700,071	—	—	156,196	18,204	(1)	122,000	(13)	840,275
							(156,196	)(15)
Accrued postretirement benefits other than pension	363,722	8,318	—		(649	)(1)	(2,272	)(13)	369,119
Asset retirement obligations	144,896	11,070	—	38,415			(8,276	)(14)	183,835
							(2,270	)(13)
Accrued workers’ compensation	77,767	6,168	—		(515	)(1)	643	(13)	84,063
Accrued pension	—	—	—	—	1,414	(1)	1,700	(13)	3,114
Other non-current liabilities	133,500	5,285	—	20,870	(1,008	)(1)	(7,833	)(15)	173,020
					22,206	(1)

Total liabilities	1,692,320	59,839	—	380,059	33,977		(163,527)		2,002,668

Minority interest: Triton mandatorily redeemable preferred units				32,068			(32,068	)(18)	—
Stockholders equity
Preferred stock	29	—	—	—					29
Common stock	554	—	—	—					554
Paid-in capital	1,033,865	—	—	—					1,033,865
Retained deficit	(185,907)	—	—	—					(185,907)
Members’ equity (deficit)	—	335,303	(59,905)	(98,559)	(275,398	)(4)	98,559	(18)	—
Unearned compensation	(3,132)	—	—	—					(3,132)
Treasury stock, at cost	(5,047)	—	—	—					(5,047)
Accumulated other comprehensive loss	(34,333)	—	—	—					(34,333)

Total stockholders’ equity	806,029	335,303	(59,905)	(98,559)	(275,398)		98,559		806,029

Total liabilities and stockholders’ equity	$2,498,349	$395,142	$(59,905)	$313,568	$(241,421)		$(97,036)		$2,808,697

Arch Coal, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2004
(In thousands, except per share data)

	Historical				Pro Forma Adjustments
			Effect of
			Arch	Vulcan			Vulcan
			Coal’s	Coal	Canyon		Coal		Arch Coal,
	Arch	Stand	Historical	Holdings,	Fuel		Holdings		Inc. Pro
	Coal, Inc.	Alone	Basis	LLC	Purchase		Purchase		Forma
Revenues
Coal sales	$826,268	$122,156	$—	$131,268			$(46,731	)(19)	$1,032,961
Costs and expenses
Cost of coal sales	781,892	110,663	(2,209)	117,306	489	(5)	(41,903	)(19)	980,467
					504	(6)	9,244	(20)
							4,481	(21)
Selling, general and administrative expenses	27,984	4,136	—	5,137	(4,136	)(7)			33,121
Amortization of coal supply agreements	1,238	—	—	—			3,428	(22)	4,666
Other expense	12,819	—	—	1,938					14,757

	823,933	114,799	(2,209)	124,381	(3,143)		(24,750)		1,033,011

Other operating income
Income from equity investments	9,685	—	—	—	(7,267	)(10)	—		2,418
Gain on sale of units of Natural Resource Partners, LP	81,851	—	—	—			—		81,851
Other operating income	37,908	552	—	—	(4,136	)(7)	—		38,948
					4,794	(9)	—
					(170	)(8)	—

	129,444	552	—	—	(6,779)		—		123,217
Income from operations	131,779	7,909	2,209	6,887	(3,636)		(21,981)		123,167
Interest expense, net:
Interest expense	(28,842)	—	—	(22,180)	(625	)(11)	22,008	(23)	(32,732)
							(3,093	)(24)
Interest income	1,613	43	—	—	—		—		1,656
Other non-operating income (expense)
Expenses resulting from early debt extinguishments and termination of hedge accounting for interest rate swaps	(4,132)	—	—	—	—		—		(4,132)
Other non-operating income	373	—	—	—	—		—		373

	(3,759)	—	—	—	—		—		(3,759)

Income (loss) before income taxes	100,791	7,952	2,209	(15,293)	(4,261)		(3,066)		88,332
Provision for (benefit from) income taxes	19,700	—	—	—	(1,023	)(12)	(736	) (25)	17,941
Minority interest	—	—	—	(2,588)	—		2,588	(26)	—

Income (loss) from continuing operations	81,091	7,952	2,209	(17,881)	(3,238)		258		70,391
Earnings per common share
Basic earnings (loss) per common share	$1.50								$1.30
Diluted earnings (loss) per common share	$1.31								$1.13

Weighted average shares outstanding - Basic	54,206								54,206
Weighted average shares outstanding - Diluted	62,021								62,021

Arch Coal, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2003
(In thousands, except per share data)

	Historical				Pro Forma Adjustments
			Effect of
			Arch	Vulcan			Vulcan
			Coal’s	Coal	Canyon		Coal		Arch Coal,
	Arch	Stand	Historical	Holdings,	Fuel		Holdings		Inc. Pro
	Coal, Inc.	Alone	Basis	LLC	Purchase		Purchase		Forma
Revenues
Coal sales	$1,435,488	$240,856	$—	$279,612	—		$(79,751	)(19)	$1,876,205
Costs and expenses
Cost of coal sales	1,418,362	212,818	(8,698)	251,678	882	(5)	(78,233	)(19)	1,821,907
					504	(6)	20,113	(20)
							4,481	(21)
Selling, general and administrative expenses	47,295	8,541		10,808	(8,541	)(7)			58,103
Long-term incentive compensation expense	16,217	—	—	—					16,217
Amortization of coal supply agreements	16,622	2,243	953	—			5,152	(22)	24,970
Other expense	18,980	—	—	3,441					22,421

	1,517,476	223,602	(7,745)	265,927	(7,155)		(48,487)		1,943,618

Other operating income
Income from equity investments	34,390	—	—	—	(19,707	)(10)			14,683
Gain on sale of units of Natural Resource Partners, LP	42,743	—	—	—					42,743
Other operating income	45,226	1,204	—	—	(8,541	)(7)			47,177
					9,588	(9)
					(300	)(8)

	122,359	1,204	—	—	(18,960)		—		104,603
Income from operations	40,371	18,458	7,745	13,685	(11,805)		(31,264)		37,190
Interest expense, net:
Interest expense	(50,133)	(1)	—	(42,191)	(1,202	)(11)	41,863	(23)	(57,850)
							(6,186	)(24)
Interest income	2,636	246	—	187					3,069
Other non-operating income (expense)
Expenses resulting from early debt extinguishments and termination of hedge accounting for interest rate swaps	(8,955)	—	—	—					(8,955)
Other non-operating income	13,211	—	—	—					13,211

	4,256	—	—	—	—		—		4,256

Income (loss) before income taxes	(2,870)	18,703	7,745	(28,319)	(13,007)		4,413		(13,335)
Provision for (benefit) from income taxes	(23,210)	—	—	—	(3,122	)(12)	1,059	(25)	(25,273)
Minority interest	—	—	—	(4,578)			4,578	(26)	—

Income (loss) from continuing operations	20,340	18,703	7,745	(32,897)	(9,885)		7,932		11,938
Earnings per common share
Basic earnings (loss) per common share	$0.39								$0.23
Diluted earnings (loss) per common share	$0.38								$0.23

Weighted average shares outstanding – Basic	52,511								52,511
Weighted average shares outstanding – Diluted	52,885								52,885

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2004	ARCH COAL, INC.

	By:	/s/ JANET L. HORGAN

Janet L. Horgan
Assistant General Counsel and Assistant Secretary